EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of LiveRamp Holdings, Inc. ("the Company"), acting pursuant to authorization of the Company’s Board of Directors, hereby appoints Jerry C. Jones and Arthur G. Kellam, or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Company, to sign the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, together with any amendments thereto, and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and any act necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

Executed as of the 13th day of May, 2025.

Signed: /s/ John L. Battelle Name: JOHN L. BATTELLE, Director
Signed: /s/ Timothy R. Cadogan Name: TIMOTHY R. CADOGAN, Director
Signed: /s/ Vivian Chow Name: VIVIAN CHOW, Director
Signed: /s/ Scott E. Howe Name: SCOTT E. HOWE, Director and Chief Executive Officer (principal executive officer)
Signed: /s/ Clark M. Kokich Name: CLARK M. KOKICH, Director (Non-Executive Chairman of the Board)
Signed: /s/ Brian O'Kelley Name: BRIAN O'KELLEY, Director
Signed: /s/ Omar Tawakol Name: OMAR TAWAKOL, Director
Signed: /s/ Debora B. Tomlin Name: DEBORA B. TOMLIN, Director

*By:	/s/ Jerry C. Jones
Jerry C. Jones
Attorney-in-Fact